UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2006, ViroPharma Incorporated (“ViroPharma”) and Alpharma Inc. (“Alpharma”) entered into a Bulk Supply Agreement (the “Supply Agreement”) related to the manufacture and supply by Alpharma to ViroPharma of the active pharmaceutical ingredient of Vancocin® (the “API”). The Supply Agreement contains the general ordering and commercial supply terms and conditions as well as the specific economic terms for purchase of API including price and minimum purchase requirements.

Item 7.01 Regulation FD Disclosure

ViroPharma also announced that the API manufactured by Alpharma and the Vancocin finished product manufactured by OSG Norwich Pharmaceuticals, Inc. have been qualified by the U.S. Food and Drug Administration and the validation of its third party supply chain for Vancocin has been completed. A copy of the press release is set forth as Exhibit 99.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 19, 2006 regarding validation of the third party supply chain for Vancocin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 19, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 19, 2006 regarding validation of the third party supply chain for Vancocin.